Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Second Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 8:30 a.m. ET

MELVILLE, N.Y., September 4, 2013 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three and six months ended July 31, 2013.

“In Q2, we delivered $223 million of non-GAAP revenue, and $0.70 of non-GAAP fully diluted earnings per share.  We are pleased with our strong Q2 results which reflect our focus on innovation, expanding portfolio of analytical solutions and strong competitive position in the enterprise and security intelligence markets,” said Dan Bodner, CEO and President.

Financial Highlights
Below is selected unaudited financial information for the three and six months ended July 31, 2013 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended July 31, 2013 - GAAP	Three Months Ended July 31, 2013 - Non-GAAP
Revenue: $222.4 million	Revenue: $222.8 million
Operating Income: $31.3 million	Operating Income: $51.4 million
Diluted EPS: $0.33	Diluted EPS: $0.70

Six Months Ended July 31, 2013 - GAAP	Six Months Ended July 31, 2013 - Non-GAAP
Revenue: $427.2 million	Revenue: $428.2 million
Operating Income: $45.0 million	Operating Income: $88.1 million
Diluted EPS: $0.15	Diluted EPS: $1.14

Financial Outlook
Below is Verint’s non-GAAP outlook for the year ending January 31, 2014.

•	We expect revenue to increase between 6% and 7% compared to the year ended January 31, 2013

•	We expect fully diluted earnings per share in the range of $2.75 plus or minus 5 cents

Conference Call Information
We will conduct a conference call today at 8:30 a.m. ET to discuss our results for the three and six months ended July 31, 2013 and outlook for the year ending January 31, 2014. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-866-515-2911 (United States and Canada) and 1- 617-399-5125 (international) and the passcode is 51023644. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2014.

About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Its portfolio of Enterprise Intelligence Solutions™ and Security Intelligence Solutions™ helps organizations Make Big Data Actionable™ through the ability to capture, analyze and act on large volumes of rich, complex and often underused information sources—such as voice, video and unstructured text. With Verint solutions and value-added services, organizations of all sizes can make more timely and effective decisions. Today, more than 10,000 organizations in over 150 countries, including over 80 percent of the Fortune 100, count on Verint solutions to improve enterprise performance and make the world a safer place. Headquartered in NY, Verint has offices worldwide and an extensive global partner network. Learn more at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments; risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to recruit and retain qualified personnel in regions in which we operate; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in assisting customers in realizing the value they expect and in accurately forecasting revenue and expenses and in maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain undetected defects, which could expose us to substantial liability; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to covenant limitations and compliance, fluctuations in interest rates, and our ability to maintain our credit ratings; risks arising as a result of contingent, unknown or unexpected obligations or liabilities of our former parent company, Comverse Technology, Inc. (“CTI”), assumed upon completion of our merger with CTI that was completed on February 4, 2013 (the “CTI Merger”), including regulatory or compliance liabilities, or as a result of parties obligated to provide us with indemnification being unwilling or unable to perform such obligations; risks associated with being a former consolidated subsidiary of CTI and formerly part of CTI's consolidated tax group; risks relating to our reliance on CTI's former subsidiary, Comverse, Inc. (“Comverse”), to perform certain transition services following the CTI Merger on a timely basis or at all in order for us to comply with certain regulatory requirements; risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits, including those expected as a result of the CTI Merger. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2013, when filed, and other filings we make with the SEC.
VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, VOVICI, GMT, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2013	2012	2013	2012
Revenue:
Product	$97,865	$101,990	$185,215	$193,989
Service and support	124,582	110,436	242,018	215,072
Total revenue	222,447	212,426	427,233	409,061
Cost of revenue:
Product	30,090	36,382	61,262	67,274
Service and support	40,170	35,954	78,668	69,606
Amortization of acquired technology and backlog	2,347	3,644	5,985	7,428
Total cost of revenue	72,607	75,980	145,915	144,308
Gross profit	149,840	136,446	281,318	264,753
Operating expenses:
Research and development, net	31,203	30,195	61,231	58,598
Selling, general and administrative	81,364	73,953	163,068	146,676
Amortization of other acquired intangible assets	6,010	6,035	12,043	12,233
Total operating expenses	118,577	110,183	236,342	217,507
Operating income	31,263	26,263	44,976	47,246
Other income (expense), net:
Interest income	166	124	321	254
Interest expense	(7,383)	(7,867)	(14,571)	(15,585)
Loss on extinguishment of debt	(173)	—	(9,879)	—
Other income (expense), net	(2,559)	(483)	(4,367)	151
Total other expense, net	(9,949)	(8,226)	(28,496)	(15,180)
Income before provision for income taxes	21,314	18,037	16,480	32,066
Provision for income taxes	2,809	4,772	5,912	7,171
Net income	18,505	13,265	10,568	24,895
Net income attributable to noncontrolling interest	969	658	2,185	2,253
Net income attributable to Verint Systems Inc.	17,536	12,607	8,383	22,642
Dividends on preferred stock	—	(3,868)	(174)	(7,612)
Net income attributable to Verint Systems Inc. common shares	$17,536	$8,739	$8,209	$15,030

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.33	$0.22	$0.16	$0.38
Diluted	$0.33	$0.22	$0.15	$0.38

Weighted-average common shares outstanding:
Basic	52,977	39,712	52,484	39,392
Diluted	53,637	40,072	53,176	39,938

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2013	2012	2013	2012
GAAP Revenue By Segment:
Enterprise Intelligence	$125,873	$116,375	$238,796	$226,202

Video Intelligence	32,136	38,159	60,934	66,837
Communications Intelligence	64,438	57,892	127,503	116,022
Total Video and Communications Intelligence	96,574	96,051	188,437	182,859
GAAP Total Revenue	$222,447	$212,426	$427,233	$409,061

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$116	$1,259	$369	$3,212

Video Intelligence	—	712	167	1,492
Communications Intelligence	213	671	411	1,542
Total Video and Communications Intelligence	213	1,383	578	3,034
Total Revenue Adjustments Related to Acquisitions	$329	$2,642	$947	$6,246

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$125,989	$117,634	$239,165	$229,414

Video Intelligence	32,136	38,871	61,101	68,329
Communications Intelligence	64,651	58,563	127,914	117,564
Total Video and Communications Intelligence	96,787	97,434	189,015	185,893
Non-GAAP Total Revenue	$222,776	$215,068	$428,180	$415,307

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2013	2012	2013	2012

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$149,840	$136,446	$281,318	$264,753
Revenue adjustments related to acquisitions	329	2,642	947	6,246
Amortization of acquired technology and backlog	2,347	3,644	5,985	7,428
Stock-based compensation expenses	682	569	1,079	1,293
M&A and other adjustments	123	(4)	378	5
Non-GAAP gross profit	$153,321	$143,297	$289,707	$279,725

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$31,263	$26,263	$44,976	$47,246
Revenue adjustments related to acquisitions	329	2,642	947	6,246
Amortization of acquired technology and backlog	2,347	3,644	5,985	7,428
Amortization of other acquired intangible assets	6,010	6,035	12,043	12,233
Stock-based compensation expenses	9,192	5,922	15,425	11,633
M&A and other adjustments	2,268	(1,476)	8,748	(2,318)
Non-GAAP operating income	51,409	43,030	88,124	82,468
GAAP depreciation and amortization (1)	12,292	14,169	26,149	28,265
Amortization of acquired technology and backlog	(2,347)	(3,644)	(5,985)	(7,428)
Amortization of other acquired intangible assets	(6,010)	(6,035)	(12,043)	(12,233)
M&A and other adjustments	—	(84)	—	(84)
Non-GAAP depreciation and amortization	3,935	4,406	8,121	8,520
Non-GAAP EBITDA	$55,344	$47,436	$96,245	$90,988

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(9,949)	$(8,226)	$(28,496)	$(15,180)
Loss on extinguishment of debt	173	—	9,879	—
Unrealized (gains) losses on derivatives, net	75	(61)	(336)	(397)
M&A and other adjustments	1,118	(93)	1,297	(89)
Non-GAAP other expense, net	$(8,583)	$(8,380)	$(17,656)	$(15,666)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$2,809	$4,772	$5,912	$7,171
Non-cash tax adjustments	1,692	(447)	1,618	1,012
Non-GAAP provision for income taxes	$4,501	$4,325	$7,530	$8,183

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$17,536	$12,607	$8,383	$22,642
Revenue adjustments related to acquisitions	329	2,642	947	6,246
Amortization of acquired technology and backlog	2,347	3,644	5,985	7,428
Amortization of other acquired intangible assets	6,010	6,035	12,043	12,233

Stock-based compensation expenses	9,192	5,922	15,425	11,633
M&A and other adjustments	3,386	(1,569)	10,045	(2,407)
Loss on extinguishment of debt	173	—	9,879	—
Unrealized (gains) losses on derivatives, net	75	(61)	(336)	(397)
Non-cash tax adjustments	(1,692)	447	(1,618)	(1,012)
Total GAAP net income adjustments	19,820	17,060	52,370	33,724
Non-GAAP net income attributable to Verint Systems Inc.	$37,356	$29,667	$60,753	$56,366

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$17,536	$8,739	$8,209	$15,030
Total GAAP net income adjustments	19,820	17,060	52,370	33,724
Non-GAAP net income attributable to Verint Systems Inc. common shares	$37,356	$25,799	$60,579	$48,754

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.33	$0.22	$0.15	$0.38

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.70	$0.58	$1.14	$1.11

Shares used in computing GAAP diluted net income per common share	53,637	40,072	53,176	39,938

Shares used in computing non-GAAP diluted net income per common share	53,637	51,060	53,424	50,873

(1) Adjusted for patent and financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	July 31,	January 31,
(in thousands, except share and per share data)	2013	2013
Assets
Current Assets:
Cash and cash equivalents	$229,184	$209,973
Restricted cash and bank time deposits	8,225	11,128
Short-term investments	118,370	13,593
Accounts receivable, net of allowance for doubtful accounts of $1.4 million and $1.8 million, respectively	164,937	168,415
Inventories	14,173	15,014
Deferred cost of revenue	4,428	6,253
Prepaid expenses and other current assets	65,108	77,277
Total current assets	604,425	501,653
Property and equipment, net	37,432	38,161
Goodwill	821,040	829,909
Intangible assets, net	124,203	144,261
Capitalized software development costs, net	6,724	6,343
Long-term deferred cost of revenue	10,358	7,742
Other assets	62,145	36,200
Total assets	$1,666,327	$1,564,269

Liabilities, Preferred Stock, and Stockholders' Equity
Current Liabilities:
Accounts payable	$48,183	$47,355
Accrued expenses and other current liabilities	159,591	177,736
Current maturities of long-term debt	6,615	5,867
Deferred revenue	159,121	163,252
Total current liabilities	373,510	394,210
Long-term debt	638,877	570,822
Long-term deferred revenue	13,261	13,562
Other liabilities	90,948	70,457
Total liabilities	1,116,596	1,049,051
Preferred Stock - $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; Issued and outstanding 0 and 293,000 shares as of July 31, 2013 and January 31, 2013, respectively; aggregate liquidation preference and redemption value of $365,914 at January 31, 2013.	—	285,542
Commitments and Contingencies
Stockholders' Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 53,620,000 and 40,460,000 shares; outstanding 53,318,000 and 40,158,000 shares as of July 31, 2013 and January 31, 2013, respectively.	53	40
Additional paid-in capital	899,965	580,762
Treasury stock, at cost - 302,000 shares as of July 31, 2013 and January 31, 2013.	(8,013)	(8,013)
Accumulated deficit	(295,379)	(303,762)
Accumulated other comprehensive loss	(53,783)	(44,225)
Total Verint Systems Inc. stockholders' equity	542,843	224,802
Noncontrolling interest	6,888	4,874
Total stockholders' equity	549,731	229,676
Total liabilities, preferred stock, and stockholders' equity	$1,666,327	$1,564,269

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended July 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$10,568	$24,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,284	28,265
Stock-based compensation - equity portion	13,688	10,994
Non-cash gains on derivative financial instruments, net	(676)	(131)
Loss on extinguishment of debt	9,879	—
Other non-cash items, net	795	(6,123)
Changes in operating assets and liabilities, net of effects of CTI Merger:
Accounts receivable	2,517	(13,295)
Inventories	332	3,599
Deferred cost of revenue	(662)	12,292
Prepaid expenses and other assets	19,941	5,022
Accounts payable and accrued expenses	(8,446)	(7,528)
Deferred revenue	(3,143)	(18,315)
Other, net	581	(424)
Net cash provided by operating activities	72,658	39,251

Cash flows from investing activities:
Purchases of short-term investments	(124,990)	—
Maturities of short-term investments	20,000	—
Cash paid for business combinations, including adjustments	—	(660)
Purchases of property and equipment	(5,624)	(6,180)
Settlements of derivative financial instruments not designated as hedges	340	(266)
Cash paid for capitalized software development costs	(1,604)	(2,298)
Change in restricted cash and bank time deposits, including long-term portion	5,707	1,811
Other investing activities	(182)	—
Net cash used in investing activities	(106,353)	(7,593)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	646,750	—
Repayments of borrowings and other financing obligations	(582,263)	(3,486)
Payments of debt issuance and other debt-related costs	(7,754)	(159)
Cash received in CTI Merger	10,370	—
Proceeds from exercises of stock options	2,649	1,395
Purchases of treasury stock	—	(615)
Payments of contingent consideration for business combinations (financing portion)	(15,373)	(5,140)
Net cash provided by (used in) financing activities	54,379	(8,005)
Effect of exchange rate changes on cash and cash equivalents	(1,473)	(1,065)
Net increase in cash and cash equivalents	19,211	22,588
Cash and cash equivalents, beginning of period	209,973	150,662
Cash and cash equivalents, end of period	$229,184	$173,250

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology and backlog. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology and backlog, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In prior periods, we also incurred (and excluded from our non-GAAP financial measures) significant cash-settled stock compensation expense due to our previous extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations, restructurings and expenses associated with the CTI Merger. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on foreign currency derivatives not designated as hedges. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations.

Loss on extinguishment of debt. We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing or repaying our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.